3Q20 Earnings October 16, 2020 Exhibit 99.2

Important Notice This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding the acquisition by CIT Bank of Mutual of Omaha Bank, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; (vi) CIT Bank experiences difficulties and delays in integrating CIT Bank’s and Mutual of Omaha Bank’s respective businesses or fully realizing cost savings and other benefits; or (vii) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2019, and our latest quarterly report on Form 10-Q for the quarter ended June 30, 2020, both of which were filed with the Securities and Exchange Commission. Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

Strategies 3Q20 Accomplishments 1 Grow Core Businesses Deepen client relationships Provide value-added products and services to our clients Despite the impact from the global pandemic, average loans and leases decreased modestly by 1% from the prior quarter, primarily due to client receivables within our factoring business, higher prepayments in commercial portfolios and a decline in consumer mortgages Origination activity focused on certain key verticals in Commercial Banking where we have leadership positions and deep expertise Power and Energy team named Renewable Energy Lead Arranger of the Year(1) Building momentum in Community Association Banking and Treasury & Payment Services businesses 2 Optimize Balance Sheet Enhance funding and deposits Optimize capital structure Average outstanding deposit costs decreased 32 bps compared to the prior quarter, reflecting cost reductions in our online and branch channels and deposit growth in lower cost HOA and commercial channels Grew average HOA deposits by 5% from the prior quarter and over 20% year-to-date 3 Enhance Operating Efficiency Maintain vigilance on expenses Improve operating leverage Operating expenses continued to decline. Remain on track to achieve accelerated net cost reductions of $25 million within 2020, which we previously expected in 2021. Remain focused on continuous improvement in operating efficiency 4 Maintain Strong Risk Management Maintain credit discipline focusing on strong collateral and structure Maintain strong liquidity and capital risk management practices Well capitalized – CET1 ratio of 9.9%, well in excess of capital conservation buffer (CCB) Robust liquidity – Liquid Assets(2) of $12.5 billion or 21% of total assets Diverse sources of stable deposits across channels Strong allowance for credit losses – 3.23% of total loans Proactive portfolio management and disciplined credit underwriting Executing on Our Strategies Power Finance & Risk, a publication that covers the energy project finance industry in the Americas Liquid Assets includes Available Cash (unrestricted portions of cash, excluding amounts not accessible for liquidity, such as vault cash and deposits in transit) and High Quality Liquid Securities (readily marketable, unpledged securities, as well as pledged but not drawn against at the FHLB and available for sale and generally is comprised of Treasury and Agency securities held outright or via reverse repurchase agreements).

Certain balances may not sum due to rounding. See appendix for Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. See page 36 for additional detail. Quarterly Earnings Summary – Reported(1) Net income to common shareholders decreased $60 million and diluted EPS decreased $0.66, or 44% vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders increased $181 million and diluted income per share increased $1.83 Noteworthy items(3), both relating to operating expenses, essentially offset and had no impact on net income Provision for credit losses of $63 million, decreased from $224 million in the prior quarter, primarily driven by the Commercial Banking segment Slide 15 includes an ACL reserve walk for the current quarter

Net income available to common shareholders increased $144 million and diluted income per share increased $1.47 reflecting: Provision for credit losses of $63 million, decreased from $224 million in the prior quarter, primarily driven by the Commercial Banking segment Other non-interest income increased $43 million from the prior quarter, primarily driven by higher gains on the sale of loans and higher factoring commissions Effective tax rate of 26% Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) Net Income to common shareholders decreased $40 million and diluted EPS decreased $0.45, or 35% vs. Prior Quarter vs. Year-ago Quarter

Certain balances may not sum due to rounding. EPS based on 98.5 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Third Quarter Impact of Noteworthy Items (Non-GAAP)(1) MOB Merger and Integration Costs : $9 million (after-tax) ($0.09 per diluted common share) in merger and integration costs related to the MOB acquisition Performance Stock Unit (PSU) Expense Reversal: $9 million (after tax) ($0.09 per diluted common share) reversal of compensation due to a decrease in the probability of achievement of certain performance conditions related to the Company’s stock-based compensation

Net Finance Revenue increased by $20 million driven by: Lower interest expense from lower deposit rates Higher net operating lease income in Rail, primarily due to lower maintenance costs and an increase in average operating leases Partially offset by lower interest income from lower quarterly average rates on the floating rate loans and lower average loans Net Finance Margin increased by 13bps (See the next slide for more details) Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion. Net of credit balances of factoring clients. Loans and leases include assets held for sale. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue decreased $25 million, driven by: Lower income on loans from lower market rates Partially offset by asset growth Lower income on cash and investment securities due to lower market rates and a higher mix of interest earning cash Lower net operating lease income in Rail, primarily due to lower utilization, renewal rates and higher maintenance and storage costs Partially offset by lower deposit costs from lower rates across all deposit channels, and from the addition of lower-cost HOA deposits Net Finance Margin decreased by 79 bps (See the next slide for more details) Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter

Net Finance Margin Trends – Excluding Noteworthy Items(1)

Net Finance Margin Walk 2Q20 to 3Q20



2.14%
(18) bps
4 bps
0 bps
26 bps
2 bps
2.27%
2Q20
Cash & Investment Income, Loan Income, and Asset Mix
Rail Net Operating Lease Revenue
Net Purchase Accounting (2)
Deposit Costs
Borrowing Costs
3Q20

Net Finance Margin Walk 3Q19 to 3Q20



3.06%
(144) bps
(22) bps
(7) bps
78 bps
18 bps
2.27%
3Q19
Cash & Investment Income, Loan Income, and Asset Mix
Rail Net Operating Lease Revenue
Net Purchase Accounting and Prepayment Benefits (2)
Deposit Costs
Borrowing Costs
3Q20

Highlights

vs. Prior Quarter

- (18) bps driven by lower market rates on assets as well as a higher mix of cash
  - (11) bps on lower loan yield
  - (7) bps on lower investment yield from lower average quarterly market rates and mix shift due to higher cash balances
- 4 bps due to higher operating lease yields in Rail
- 26 bps due to lower deposit costs reflecting lower market rates
- 2 bps increase driven by lower borrowings

vs. Year-ago Quarter

- (144) bps reduction from lower market rates on assets, higher mix of low-yielding cash and the addition of lower-yielding MOB loans
  - ~(80) bps on lower loan yields
  - ~(50) bps from high cash levels, lower investments and lower market rates
- (22) bps due to lower operating lease yields in Rail
- (7) bps from lower interest PAA
- Partially offset by an increase of 78 bps due to lower deposit costs and a 18 bps increase from lower borrowing rates

Certain balances may not sum due to rounding.
(1) See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information.
(2) Purchase accounting accretion net of income associated with indemnification asset.

CIT | 3Q20 Earnings 7

Other non-interest income increased $43 million from the prior quarter, primarily driven by: Higher factoring commissions due to higher volumes and pricing, as the prior quarter was more heavily impacted by the mandated closure of non-essential retailers caused by the global pandemic Higher gains on the sale of assets from portfolio management activities, including a $24 million net gain on sale of approximately $65 million of LCM loans Elevated BOLI income due to insurance payouts Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income increased $45 million from the year-ago quarter due to: Higher gains on the sale of loans, investment securities and railcars Elevated BOLI income due to insurance payouts Partially offset by lower factoring commissions due to lower volumes as a result of the global pandemic Other Income vs. Prior Quarter vs. Year-ago Quarter

All Other Expenses Operating Expenses(1) – Excluding Noteworthy Items(2) vs. Prior Quarter vs. Year-ago Quarter Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangible assets. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total operating expenses exclusive of noteworthy items and amortization of intangible assets divided by total net revenue (net finance revenue and other non-interest income). (3) Operating Expenses decreased $8 million due to: Lower employee costs reflecting prior quarter restructuring actions Lower advertising and marketing costs Higher insurance costs related to an increase in FDIC insurance premium Operating Expenses increased $26 million compared to the year-ago quarter, primarily from the addition of MOB-related expenses

Consolidated Average Balance Sheet vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. AEA increased slightly from the prior quarter, driven by an increase in interest bearing deposits, investments and operating leases, partially offset by a decline in loans Average loans and leases decreased 1% Total end of period loans and leases were essentially unchanged compared to the prior quarter, although total earning assets decreased 2% during the quarter AEA increased 25% from the year-ago quarter, primarily from the MOB acquisition and growth in interest earning cash

Commercial Banking and Consumer Banking Average Loans and Leases(1)

Commercial Banking


($ in billions)
$30.5
$30.6
$35.3
$36.1
$35.7
5.2
5.4
6.5
13.4
5.2
5.3
6.7
13.4
5.3
7.6
6.8
15.5
5.3
7.7
7.0
16.1
5.2
7.7
7.1
15.6
3Q19
4Q19
1Q20
2Q20
3Q20
Commercial Finance
Rail, N.A.
Real Estate Finance(2)
Business Capital

Consumer Banking


$6.6
$6.6
$8.6
$8.6
$8.4
4.3
2.3
4.5
2.2
6.5
2.2
6.6
2.1
6.4
2.0
3Q 19
4Q 19
1Q 20
2Q 20
3Q 20
Legacy Consumer Mortgages (LCM)
Consumer and Community Banking

Highlights

Core Average Loans and Leases(3)

- **Vs. Prior Quarter: -1%**
- **Vs. Year-ago Quarter: +21%**
- **Vs. Year-ago Quarter ex MOB: +4%**

Commercial Banking

- **Vs. Prior Quarter:** Average loans and leases decreased primarily driven by the factoring business
- **Vs. Year-ago Quarter:** Average loans and leases increased 17%, primarily driven by the MOB acquisition as well as growth in legacy Commercial Finance, Rail and Business Capital

Consumer Banking

- **Vs. Prior Quarter:** Average loans decreased primarily driven by higher prepayments as well as loan sales and run-off in LCM
- **Vs. Year-ago Quarter:** Average loans increased 26%, driven by the MOB acquisition, partially offset by the sale and continued run-off of loans in the LCM portfolio

Certain balances may not sum due to rounding.

(1) Net of credit balances of factoring clients and including assets held for sale.

(2) Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $366 million, $392 million, $413 million, $449 million, and $470 million for 3Q20,2Q20, 1Q20, 4Q19, and 3Q19, respectively.

(3) Core portfolios is total loans and leases net of credit balances of factoring clients, excluding LCM and NSP, and totaled $42,146 million, $42,646 million, $41,754 million, $35,081 million, and $34,798 million for 3Q20, 2Q20, 1Q20, 4Q19, and 3Q19, respectively.

CIT | 3Q20 Earnings 11

Average Funding Mix Certain balances may not sum due to rounding. Average deposits represented 86% of CIT’s funding, up slightly from 85% last quarter and the year-ago quarter Average deposits from the prior quarter increased $0.5 billion, driven by growth in the commercial and HOA deposit channels Average unsecured borrowings comprised 9% of the funding mix The weighted average coupon on our unsecured senior and subordinated debt was 4.75% with a weighted average maturity of approximately 3.5 years Average secured borrowings decreased to 5% of the funding mix, primarily reflecting the paydown of the ABL facility and lower average balances in FHLB advances

Average Deposit Mix and Cost of Deposits vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions) Average deposit costs decreased 32 bps, from lower rates in in the online and branch deposit channels as well as growth in our lower cost commercial and HOA deposit channels Average deposit balances increased 1% driven primarily by growth in the commercial and HOA deposit channels Average deposit costs decreased 107 bps, primarily from the addition of HOA deposits acquired in the MOB transaction as well as lower rates in in all other deposit channels Average deposits increased 29% from the addition of the HOA deposits acquired in the MOB transaction and growth in online, branch and commercial deposits

Asset Quality Trends ($ in millions) Non-accrual Loans Net Charge-offs As a percent of average loans, excluding loans held for sale. Excluding noteworthy items. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. (1) Total Provision for Credit Losses(2) Allowance for Credit Losses

Provision Continues to Decline from First Quarter Peak Reflecting Lower NCOs and Significant Reserve Build in Prior Quarters

Total Allowance Walk



$1,284
$81
$1,203
$(18)
$37
$(15)
$(6)
$1,281
$75
$1,206
Total Reserves 3/31/20
Release of ACL on Individually Evaluated Loans
Build of ACL on Individually Evaluated Loans
Decrease of ACL on Collectively Evaluated Loans
Off-BS Reserve Decrease
Total Reserves 6/30/20
On-Balance Sheet Reserve
Off-Balance Sheet Reserve

Key Highlights

September baseline scenario from top industry provider utilized for quantitative reserve

	3Q20	4Q20	2020-2021
GDP(1)	26.6%	2.9%	0%
Unemployment(2)	8.9%	9.1%	8.9%

Qualitative adjustments made for other factors not considered in the baseline. Quantification of certain qualitative adjustments determined by alternative scenarios run through models.

Company run 2020 stress test analysis performed during the 3rd quarter leveraged hypothetical scenarios from a top industry provider that were comparable in severity to the FRB Severely Adverse scenario published in September 2020

The current ACL of $1.2 billion covers ~70% of cumulative net losses under severe stress over a 10 quarter projection period

Certain balances may not sum due to rounding.
(1) 3Q20 – 4Q20: GDP represents real GDP growth, annualized percentage change / 2020-2021: GDP represents real GDP level, Q421 – Q419 % change
(2) 3Q20 – 4Q20: Unemployment represents the unemployment rate / 2020-2021: Unemployment represents peak unemployment rate in 2021

CIT | 3Q20 Earnings

15

Robust Liquidity and Informed by Stress Scenarios

Liquidity Position

($ in millions)

	as of September 30, 2020 Consolidated
Available Cash[1]	6,507
HQL Securities (unencumbered)[2]	6,028
Liquid Assets[3]	**12,535**
FHLB (Available to Bank)[4]	3,291
ABL (Available to FHC)[4]	514
Revolver (Available to Parent)[4]	264
Total Contingent Sources	**4,069**
Total Liquid Assets & Contingent Sources	**16,604**

Excludes Federal Reserve Bank Discount Window Availability

Loan and Leases-to-Deposit Ratio



91%
108%
94%
109%
95%
109%
87%
99%
89%
101%
3Q19
4Q19
1Q20
2Q20
3Q20
Bank
Consolidated

Highlights

- We hold liquidity levels to meet expected needs under both normal and stressed environments
- ~$1.8 billion of Liquid Assets and contingent liquidity availability at the FHC to support the needs of the Parent and serve as a source of additional strength for CIT Bank
- Liquid Assets comprised of Available Cash and HQL securities which represent ~21% of consolidated assets at September 30, 2020
  - ~69% - Agency securities and debentures
  - ~31% - Treasury and GNMA securities
- Most of our Liquid Assets are held at the Bank, commensurate with our assets
- Loans and leases to deposit ratio was 89% at CIT Bank and 101% at consolidated CIT Group. The increase in both ratios primarily reflects the decline in total deposits

1. Available Cash consists of the unrestricted portions of balances as Cash and due from banks and Interest-bearing cash, with additional restrictions to account for cash not accessible for liquidity, such as vault cash and deposits in transit.
2. High Quality Liquid securities consist of readily marketable, unpledged securities, as well as securities pledged but not drawn against at the FHLB and available for sale; generally comprises Treasury and Agency securities held outright or via reverse repurchase agreements
3. Liquid Assets includes Available Cash and High Quality Liquid securities
4. Shown net of borrowings, Letter of Credit utilization and High Quality Liquid securities pledged but included in liquid assets

CIT | 3Q20 Earnings 16

Intend to build the CET1 ratio to 10.5% Timing will depend on the severity and duration of the current downturn Well Capitalized and Able to Withstand Severely Adverse Stress Scenario Capital Stack Prudent Capital Management Capital levels well in excess of the capital conservation buffer (CCB) Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share, a regular semi-annual dividend of $29 per series A preferred share and a regular quarterly dividend of approximately $0.35 per Series B preferred share CET 1 ratio decreased to 9.9% reflecting increased Risk Weighted Assets (RWAs) RWAs increased by ~$1.2 billion compared to the prior quarter, primarily driven by higher off balance sheet factoring receivables

3Q20 Key Performance Metrics – Continuing Operations See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients, and excludes LCM and NSP. Total operating expenses exclusive of amortization of intangible assets divided by total revenue (net finance revenue and other non-interest income).

4Q Outlook (compared to 3Q20) Net Revenue Net Finance Margin: Improve 5-10 basis points Lower deposit costs Reduce excess liquidity Other Non-Interest Income: decline by 20 – 25% Absence of elevated BOLI payouts Decline in gain on sales of assets as 3Q included two quarters of activity related to LCM portfolio management Balance Sheet Average Cash & Investment Securities – Down 10-15% as excess liquidity is reduced commensurate with decline in deposits and secured borrowings Average Loans and Leases: Flat Expense Management Operating Expenses(1) : Flat; new annual 2020 target of $1.185 billion Effective Tax Rate: Normalized to 27%-28% (excluding discrete items) Capital and Credit Management Provision: Continue to decline, assuming no significant deterioration in the macro economic forecast Net charge offs expected to remain elevated Capital Levels (CET1): Remain in 9.8% -10% area depending on the level of off-balance sheet commitments and the mix of lower risk-weighted assets Select Outlook Commentary Excluding noteworthy items and intangible asset amortization

Appendix

Supporting Our Commercial Customers and Clients

Commercial Highlights

- Total Commercial Banking deferrals have declined by over $1.0 billion and represent just 2% of outstanding loans at September 30th, down from 6% at June 30th
- Initial deferral requests within the Q3 period were relatively modest as compared to the prior quarter
- Commercial Finance & Real Estate Finance – underwriting each modification and extension to ensure a path to recovery
  - ~7%(1) of loans coming off deferral have extended, the majority coming from Gaming and Commercial Air
  - ~50%(1) have exited, of which ~80% are current
- Business Capital – deferrals down significantly and portfolio performing better than expected
  - ~10%(1) of loans coming off initial deferral have extended
  - ~80%(1) have exited, over 95% of which are current
    - ~80% of the population that exited 90 or more days ago have made at least 3 consecutive payments(4)
- As of September 30th, $2.7 million of factored invoices remain that had extended their terms by 30 to 90 days, down significantly from $250 million in the previous quarter

	Balance at June 30, 2020				Balance at September 30, 2020				Change from June 30,2020	
	($)	% of Total Balance(2)	# Contracts	% of Total Contracts(2)	($)	% of Total Balance(2)	# Contracts	% of Total Contracts(2)	Change in Deferral Balance	Change in Deferral Contracts
Commercial Banking										
Commercial Finance	$ 783	5%	153	3%	$ 307	2%	33	0%	$ (476)	(120)
Real Estate Finance	355	5%	23	1%	253	3%	19	1%	(102)	(4)
Business Capital(3)	548	11%	10,359	5%	110	2%	2,224	1%	(438)	(8,135)
Total Commercial Banking	$ 1,685	6%	10,535	5%	$ 669	2%	2,276	1%	$ (1,015)	(8,259)

(1) Calculations are using $ amount as a % of cumulative deferrals
(2) % of total is calculated as dollar amount outstanding or total contracts deferred over the total of each respective line of business (LOB)
(3) Amount outstanding of $110 million, includes ~$20 million from the discontinued Franchise business in EF
(4) Excludes the discontinued franchise business deferral population

CIT | 3Q20 Earnings

21

Supporting Our Consumer Customers and Clients % of total is calculated as amount outstanding or total contracts deferred over the total of each respective line of business (LOB) Total Consumer Banking deferrals declined by over $450 million, or 50% and represent 4% of outstanding loans at September 30th, down from 9% at June 30th 2/3 of the remaining deferrals at September 30th have extended their deferral period 90% of deferrals exiting their initial payment deferral period had a positive outcome with 49% being paid-off or current and 41% being placed on a repayment or deferment plan 9% of the LCM portfolio (in run off) is in deferral as of September 30th down from 18% in the prior quarter Delinquency rate on exited deferrals ~30% LCM loans are significantly discounted with strong LTVs and we currently do not expect a significant level of losses Non-LCM Mortgages deferrals are ~2% of the portfolio as of September 30th and tracking better than the national average Delinquency rate on exited deferrals ~15% Consumer Highlights

Areas of Focus in the Current Macro Environment The CIT Portfolio includes $37.3 billion of Total Loans and ~$1.9 billion of Off-BS Factored Receivables The gradual re-opening of the economy and increased seasonal business activity have provided growth in Retail Receivables compared to 2Q Remaining portfolio exposures remained relatively flat compared to 2Q20 Percentages are using total Loans of $37.3 billion and Off-BS factoring receivables of ~$1.9 billion for a total of ~$39.2 Billion to calculate % of total Includes deferrals as well as other COVID loan modifications offered

Factoring Business Exposure is Primarily to the Retail Sector

Over 90 Year Track Record Building Deep Industry Expertise and Relationships

Portfolio View

- Retail exposure of ~$3.2 billion of total on and off balance sheet exposure(1).
  - Up from $1.7 billion at 2Q20 due to the seasonality of the business as well gradual economic re-opening after the shutdown due to COVID-19
  - Consists principally of unsecured, short term (30-90 day) discretionary lines
- At 3Q20, only ~$3 million of factored invoices outstanding with extended terms by 30 to 90 days.
  - Down significantly from ~$250 million at 2Q20 and $900 million from 1Q20
- 7 of top 10 exposures are investment grade and comprise ~55% of total exposure
  - Largest non-investment grade exposure is ~$165 million, consistent with prior year, reflecting the seasonality of the business
- Remaining ~$1.4 billion of customer exposures diversified over ~32,000 accounts
- To mitigate risks, where appropriate and available, we have requested greater disclosure of financial information, increased letters of credit, cash collateral and/or wound down our exposures

Portfolio Characteristics

Retail Customer Ratings



AA 12%
AA- 3%
A+ 15%
A 18%
A- 0.2%
BBB+ 10%
BBB 3%
BBB- 4%
Below Investment Grade 20%
Not Rated(2) 24%

Credit Metrics(3)

Retail Exposure	% Non-Accrual	COVID Mods
~$3.2B	N/A	N/A

Certain balances may not sum due to rounding.
(1) Total Factoring exposure of ~$3.9 billion of which ~$2.0 billion is on balance sheet and ~$1.9 billion is off balance sheet. Remaining exposure is to manufacturers and wholesale trade.
(2) Includes customers who are not rated or where ratings not available
(3) % Non-Accrual is calculated as a % of the industry's exposure

CIT | 3Q20 Earnings 24

Oil & Gas Lending

~55% of Oil & Gas Loans in Midstream and Energy Services

	Category	Funded Exposure ($ M)	Line Utilization	Credit Metrics[3]	Commentary	Portfolio Overview
Oil & Gas Loans[1]	**Exploration & Production (~46%)**	~$450[1]	71%	Non-Accrual (%):~6% COVID Mods: N/A	Geographically diversified across the major producing basins Oil ~55%/Gas~45%	▪ $0.45 billion of reserve based lending to E&P companies, with a carrying value of 92%[2] ▪ More than 70% of the book is hedged over $55/bbl in 2020 ▪ More than 65% of the book is hedged over $50/bbl in 2021 ▪ Majority of portfolio secured by: ▪ Traditional reserve-based lending assets ▪ Working Capital assets ▪ Long-lived fixed assets
	Midstream (~45%)	~$440	67%	Non-Accrual (%):~4% COVID Mods: ~$12M	Long lived infrastructure that store and transport essential commodity products	
	Energy Services (~8%)	~$80	52%	Non-Accrual (%):~14% COVID Mods: ~$15M	95% of loans are asset backed Collateral is not sector specific	

(1) Includes ~$28 million in reserve based loans that were acquired in the MOB transaction.
(2) 92% includes loan discount and reserves to E&P
(3) % Non-Accrual is calculated as a % of the industry's exposure

CIT | 3Q20 Earnings

25

Commercial Airlines Funded Exposure Primarily to Financial Sponsors

Total Commercial Airline Funded Exposure of ~$840 million[(1)]

Portfolio View

- Commercial Air funded exposure comprised of senior secured loans collateralized by aircraft, which are primarily widebody and narrowbody
- 83% of portfolio is backed by sponsors with equity positions in underlying collateral. The other 17% is direct to airlines secured by specific aircraft
- Pre-COVID average LTV ~58%
- Loans typically feature protective elements such as LTV covenants, cross-collateralizations and cross-default provisions
- Aircrafts have demonstrated very low asset value volatility through prior exogenous crises, though value declines from COVID-19 are expected to exceed prior dislocations
- Varying levels of government support across US, Western Europe and parts of Asia

Portfolio Characteristics

Carrier Principal Location



United States of America, 38%
France, 13%
Australia, 11%
Other,[(3)] 38%

Credit Metrics[(2)]

Funded Exposure	% Non-Accrual	COVID Mods
~$840M	~12%	~$90M

Certain balances may not sum due to rounding.
(1) Includes exposure only to passenger aircrafts, excludes freighter exposure
(2) % Non-Accrual is calculated as a % of the industry's exposure
(3) Other includes 10 locations with no exposure greater than 9%

CIT | 3Q20 Earnings 26

Hotels & Lodging Supported by Strong Sponsors

Total Hotel/Lodging Funded Exposure of ~$640 million

Hotels/ Lodging - Portfolio View

- Total funded exposure: ~$640 million
- Supported by strong, well-known sponsors
- 76% full service, 15% luxury and 9% economy
- The majority of our loans were originated at 55%-65% loan to cost, and borrowers/sponsors have sizeable cash investments
- Only 4 (~$120M) of our 28 hotel loans are operating under payment deferral

Hotels/ Lodging - Portfolio Characteristics

Geographic Location



NY, 21%
CA, 15%
GA, 14%
IL, 12%
TX, 7%
DE, 6%
FL, 6%
NJ, 5%
DC, 4%
ND, 4%
Other, 6%

Credit Metrics(1)

Funded Exposure	% Non-Accrual	COVID Mods
~$640M	~6%	~$225M

Certain balances may not sum due to rounding.

(1) % Non-Accrual is calculated as a % of the industry's exposure

CIT | 3Q20 Earnings 27

Leading Positions and Strong Franchises in our Core Businesses Certain balances may not sum due to rounding. Net of credit balances of factoring clients. Consumer Banking (3Q20; $ in billions) (1) Commercial Banking Commercial Finance: Middle-market lender with deep specialized industry knowledge and collateral expertise in providing differentiated lending and leasing solutions; among the nation’s largest providers of factoring services Includes Middle-market Relationship Banking Business Capital: Leading equipment lessor and lender to small and mid-size enterprises through innovative technology Rail: Leading railcar lessor with young, diverse fleet providing logistic and management support for railroads and bulk shippers across North America Real Estate Finance: Leading lender to commercial real estate investors and developers. Deep expertise in construction and reposition/bridge lending Consumer and Community Banking: Top 10 National Direct Banking channel offers online savings accounts and CDs with ease of a digital platform Consumer deposit products, residential mortgage and SBA products offered through retail branches Legacy Consumer Mortgages (non-core): Run-off LCM portfolio

Commercial Banking Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Real Estate Finance Business Capital

Consumer Banking

Consumer Banking Divisional Performance Legacy Consumer Mortgages Consumer and Community Banking

3Q20 CECL Reserve Walk ($ in millions) Balance at 12/31/19 CECL Day 1 impact MOB Acquisition Balance at 1/1/20 1Q20 Allowance Build Balance at 3/31/20 2Q20 Allowance Build Balance at 6/30/20 3Q20 Allowance Build Balance at 9/30/20 Allowance for Credit Losses (ACL) – On Balance Sheet Commercial $460 $75 $52 $587 $350 $937 $82 $1,020 $29 $1,049 Consumer $23 $149 $5 $176 $(2) $174 $9 $183 $(26) $157 Total $483 $224 $57(2) $763 $348 $1,111 $91 $1,203 $3 $1,206 Allowance for Off-Balance Sheet Credit Exposure1 Commercial $37 $8 $8 $53 $65 $118 $(38) $80 $(7) $(73) Consumer - - $1 $1 $1 $2 $(1) $1 $1 $2 Total $37 $8 $9 $54 $67 $120 $(39) $81 $(6) $75 Certain balances may not sum due to rounding. (1) Included in Other Liabilities on the Balance sheet. (2) Net of $39 million in Day 1 charge-offs related to the CECL accounting treatment of certain PCD loans acquired in the MOB acquisition. Total Allowance decrease for ACL & Off-B/S Credit Exposure $(3)

CET 1 Walk ($ in millions) CET1 Capital Risk Weighted Assets Ratio December 31, 2019 $5,444 $45,262 12.0% Legacy CIT CECL adoption (82) 28 -0.2% MOB Acquisition (116) 6,847 -1.8%     January 1, 2020 $5,246 $52,138 10.0%     Q1 CECL COVID impact(1) $(347) $(424) -0.7% Q1 Activity 71 1,042 0.1% March 31, 2020 before new 5-year transition 4,970 52,757 9.4%     New 5-Year Transition Benefit - Both Day1 and 25% of Increase in AACL 188 217 0.3% March 31, 2020 $5,158 $52,973 9.7% Q2 Activity $(113) $(2,249) 0.2% New 5-Year Transition Benefit - 25% of incremental Q2 increase in AACL 6 6 0.0% June 30, 2020 $5,051 $50,730 10.0% Q3 Activity $59 $1,160 -0.1% New 5-Year Transition Benefit - 25% of incremental Q3 increase in AACL 10 10 0.0% September 30, 2020 $5,120 $51,900 9.9% Certain balances may not sum due to rounding. COVID impact based on incremental $424 million ACL at end of quarter tax effected at 18.1%. COVID impact in RWA reflects the reduction to RWA due to the ACL increase over the 1.25% threshold.

Quarterly Noteworthy Items Per share impact based on 99 million, 98 million, 98 million, 95 million, 105 million, and 114 million average diluted shares outstanding for 3Q20, 2Q20, 1Q20, 3Q19, 4Q18, and 3Q18 respectively.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation. ($ in millions)

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.